Exhibit 21.1

                      MOTORS AND GEARS HOLDINGS, INC.
                                SUBSIDIARIES

Subsidiaries                                      Jurisdiction of Incorporation
------------                                      -----------------------------

Kinetek, Inc. (1)                                          Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Kinetek Industries, Inc. (2)                               Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Merkle-Korff Industries, Inc. (3)                          Illinois
1776 Winthrop Drive
Des Plaines, IL 60015

Merkle-Korff de Mexico S.A. de C.V. (4)                    Mexico

The Imperial Electric Company (3)                          Delaware
1533 Commerce Drive
Stow, Ohio 44224

Gear Research, Inc. (5)                                    Delaware
4329 Eastern Avenue, S.E.
Grand Rapids, Michigan 49508

Motion Holdings, Inc. (3)                                  Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Motion Control Engineering, Inc. (6)                       California
11354 White Rock Road
Rancho Cordova, CA 95742

Electrical Design and Control Company (3)                  Delaware
2350 Meijer Drive
Troy, Michigan 48084

Advanced D.C. Holdings, Inc. (3)                           Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

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Advanced D.C. Motors, Inc. (7)                             New York
6268 East Molloy Road
East Syracuse, NY 13057

Electric Vehicle Components, Ltd (8)                       California
552 College Avenue
Palo Alto, CA 94306

Sermed S.A.R.L. (9)                                        France

R&A Machine Tool Corporation (10)                          New York
Box 370-A, Steadman Road
Lee Center, NY 13363

Advanced D.C. Motors GmbH (1)                              Germany

FIR Group Holdings, Inc. (3)                               Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Motors and Gears Amsterdam B.V. (12)                       The Netherlands
Atrium Building, 7th Floor
Strawinskylaan 31015
1077 ZK Amsterdam

Motors and Gears Rotterdam B.V.                            The Netherlands

FIR Group Holdings Italia, S.r.l.                          Italy

Construgioni Italiane Motori Elettrici, S.p.A.             Italy
43040 Viazzano di Varano De'Melegari (Parma) Italia

SelinSistemi, S.p.A.                                       Italy
Via Chiaravagna, 28
16153 Genova-Sestri P

FIR Electromeccanica, S.p.A.                               Italy
Via Roma n. 19
26041 Casalmaggiore  CR

T.E.A. Technologie Electromeccaniche ed                    Italy
Automazione, S.r.l.

Beta                                                       Italy




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Footnotes


(1)        A wholly owned subsidiary of Motors and Gears Holdings, Inc.

(2)        A wholly owned subsidiary of Kinetek, Inc.

(3)        A wholly owned subsidiary of Kinetek Industries, Inc.

(4) Merkle-Korff Industries, Inc. owns 99.99% of the capital stock of the corporation and Kinetek, Inc. owns the remaining capital stock of the corporation.

(5)        A wholly owned subsidiary of The Imperial Electric Company

(6)        A wholly owned subsidiary of Motion Holdings, Inc.

(7)        A wholly owned subsidiary of Advanced D.C. Holdings, Inc.

(8)        A 50% owned subsidiary of Advanced D.C. Motors, Inc.

(9)        A 99% owned subsidiary of Advanced D.C. Motors, Inc.

(10)       A 20% owned subsidiary of Advanced D.C. Motors, Inc.

(11)       A 90% owned subsidiary of Advanced D.C. Motors, Inc.

(12)       A wholly owned subsidiary of FIR Group Holdings, Inc.







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